Exhibit 99.4

3280 PEACHTREE ROAD
SUITE 2670
ATLANTA, GA 30305
(404) 419-2670

July 3, 2012

BY ELECTRONIC MAIL AND REGISTERED OVERNIGHT DELIVERY

Attn:  R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

Re:           Call for Special Meeting of Stockholders

Dear Mr. Lewis,

Privet Fund LP and Privet Fund Management LLC (collectively, “Privet”) beneficially own 600,956 shares of the common stock (the “Common Stock”) of J. Alexander’s Corporation (the “Company”), of which one share is held of record by Privet Fund LP.

Pursuant to Section 3(a)(iv) of the Amended and Restated Bylaws of the Company (the “Bylaws”), I attach notices (the “Notices”), signed by the holder of record  of over 10% of the entire capital stock of the Company, on behalf of Privet as the beneficial owners of the shares described therein, exercising the right to call a special meeting of stockholders (the “Special Meeting”). As the holder of record on one share of Common Stock, Privet Fund LP hereby joins in the Special Meeting demand set forth in the attached Notices, which are incorporated by reference herein.

We direct your attention to Section 3(b) of the Company’s Bylaws which imposes specific duties and deadlines on the Company’s Secretary and Board of Directors in connection with the Special Meeting called hereby.

If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify us in writing immediately, care of Ryan Levenson, Privet Fund LP, Email: ryanl@privetfund.com, with a copy to Rick Miller, Bryan Cave LLP, Email: rick.miller@bryancave.com setting forth the facts that the Company contends support its position and specifying any additional information believed to be required.  In the absence of such prompt notice, we will conclude that the Company agrees that this request complies in all respects with the requirements of the Bylaws.

Very truly yours,

PRIVET FUND LP
By:	PRIVET FUND MANAGEMENT LLC,
Managing Partner of Privet Fund LP

/s/ Ryan Levenson
Ryan Levenson
Title: Managing Member

DEMAND TO CALL A SPECIAL MEETING

Cede & Co.
c/o The Depository Trust Company
55 Water Street
New York, NY 10041

BY ELECTRONIC MAIL AND REGISTERED MAIL

June 28, 2012

Attn: R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

Re:        Call for Special Meeting of Stockholders

Dear Mr. Lewis,

Cede & Co., the nominee of the Depository Trust Company (“DTC”), is a holder of record of shares of common stock (the “Common Stock”) of J. Alexander’s Corporation, a Tennessee corporation (the “Company”). Certain of these shares are registered on the stock transfer books of the Company in the name of Cede & Co. DTC is informed by its participant, JP Morgan Clearing Corporation (the “Participant”) that on the date hereof 562,598 shares of such Common Stock are beneficially owned by Privet Fund LP, a customer of the Participant (the “Beneficial Owner”).

At the request of the Participant and on behalf of the Beneficial Owner, DTC, as holder of record of 562,598 shares of Common Stock held on behalf of the Beneficial Owner, hereby submits notice (the “Notice”), pursuant to Section 3(a)(iv) of the Bylaws of the Company (the “Bylaws”), and herby exercises the right to call a special meeting of stockholders of the Company (the “Special Meeting”) for the following purposes:

1.	To increase the number of directors constituting the Company’s Board of Directors (the “Board”) by two (the “Board Size Proposal”);

2.	To elect Ryan Levenson and Todd Diener (the “Nominees”) to fill the newly created vacancies on the Board (the “Election Proposal”);

3.
To repeal any provision of the Bylaws that may be adopted by the Board subsequent to the last public filing on October 30, 2007, of the Bylaws prior to the Special Meeting (the “Bylaw Restoration Proposal”).

J. Alexander’s Corporation
June 28, 2012

4.
To initiate and vote for proposals to recess or adjourn the Special Meeting to a later date or time, if necessary, for any reason, and to oppose and vote against any proposal to recess or adjourn the Special Meeting (the “Adjournment Proposal”, and collectively with aforementioned proposals, the “Proposals”).

DTC has been informed by the Participant that the Beneficial Owner has provided the information set forth below for inclusion herein as required by Section 3A of the Bylaws:

(i)	(a)
The information regarding each of the Nominees that would be required to be disclosed in connection with a solicitation of proxies for the election of such nominees as directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Act”), is set forth in the preliminary proxy statement, as amended, filed by Privet Fund LP on behalf of The Committee to Strengthen J. Alexander’s (the “Committee”) with the Securities and Exchange Commission on May 31, 2012 (the “Committee Proxy Statement”), which is available at http://sec.gov/Archives/edgar/data/103884/000118811212001839/t73767_ prrn14a.htm , and is hereby incorporated by reference herein.

	(b)	The consents of each of the Nominees to serve as a director of the Company are attached on Schedule A hereto.

(ii)
The reasons for conducting the business proposed at the Special Meeting is that the Company has unduly and unreasonably restricted the ability of stockholders to exercise their voting rights by failing to call and hold the 2012 annual meeting of stockholders (“Annual Meeting”) on a timely basis. The Board Size Proposal facilitates the Election Proposal. Additional reasons for the Election Proposal are set forth in the Committee Proxy Statement. The Bylaw Restoration Proposal and the Adjournment Proposal are for the purpose of addressing the possibility that the Company may take other actions with the purpose or effect of frustrating the exercise of stockholders’ franchise. The Nominees and the Demanding Stockholders may be deemed to have an interest in the Proposals since the effect of the Proposals is to facilitate the election of the Nominees, and Ryan Levenson is the Managing Member of the general partner of Privet Fund LP.

(iii)	(a)
Privet Fund LP’s name and current address is 3280 Peachtree Road, Suite 2670, Atlanta, GA 30305 (the “Current Address”); Privet Fund LP’s address as it appears on the Company’s books is 50 Old Ivy Rd., Suite 150, Atlanta, GA 30342; the address of each beneficial owner described below is c/o Privet Fund LP at the Current Address; and the names and addresses of the Nominees are set forth in the Committee Proxy Statement.

J. Alexander’s Corporation
June 28, 2012

(b)
Privet Fund LP represents that, as of the date hereof, (i) it is the beneficial owner of 562,599 shares of Common Stock of the Company entitled to vote for the election of directors (of which one share is held of record); (ii) it does not have any rights to acquire shares of the Common Stock other than as set forth herein; (iii) it undertakes to continue to hold its shares of Common Stock through the record date for the Annual Meeting; and (iv) it intends to appear in person or by proxy at the Annual Meeting or Special Meeting to present the Proposals and to nominate the Nominees to the Board.

(c)
Privet Fund Management LLC, as the Managing Partner of Privet Fund LP, may be deemed under Rules 13d-3 and 13d-5 of the Act to be the beneficial owner of 600,956 shares of the Common Stock of the Company entitled to vote for the election of directors (of which no shares are held of record by Privet Fund Management LLC), including the 562,599 shares of the Common Stock of the Company held by Privet Fund LP and 38,357 shares of Common Stock held by Privet Fund Management LLC in a separately managed account pursuant to which the account owner has delegated all voting and dispositive power to Privet Fund Management LLC.

(d)
Ryan Levenson, as the Managing Member of Privet Fund Management LLC, may be deemed under Rules 13d-3 and 13d-5 of the Act to be the beneficial owner of 600,956 shares of the Common Stock of the Company entitled to vote for the election of directors (of which no shares are held of record by Ryan Levenson), including the shares beneficially owned by Privet Fund Management LLC.

(e)
Privet Fund LP, Privet Fund Management LLC, and the Nominees are members of the Committee. The members of such Committee may be deemed to constitute a group within the meaning of Rule 13d-5 of the Act, and each member of such group may be deemed to beneficially own an aggregate of 603,985 shares of Common Stock of the Company; however, each member disclaims beneficial ownership of the shares owned by the other members except as expressly set forth above. Benjamin Rosenzweig is the remaining member of the Committee whose address is c/o Privet Fund LP at the Current Address.

(f)
Privet Fund LP intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company’s voting shares to elect the Nominees and approve the Proposals (the “Proposed Solicitation”).

Further information regarding Privet Fund LP, Privet Fund Management LLC and the Nominees is set forth in the Committee Proxy Statement, which is incorporated by reference herein. Supplemental stock ownership information relating to Privet Fund LP, Privet Fund Management LLC and the Nominees since the filing of the Committee Proxy Statement is set forth on Schedule B hereto.

J. Alexander’s Corporation
June 28, 2012

While DTC is furnishing this Notice as the stockholder of record of the Shares, it does so at the request of its Participant and only as a nominal party for the true party in interest, the Beneficial Owner. DTC has no interest in this matter other than to take those steps which are necessary to ensure that the Beneficial Owner is not denied its rights as the beneficial owner of the Shares, and DTC assumes no further responsibility in this matter.

Very truly yours,

Cede & Co.

By:	/s/ Lori-Ann Trezza
Name: Lori-Ann Trezza
Title: Partner

cc:	Rick Miller, Bryan Cave LLP
Eliot W. Robinson, Bryan Cave LLP

/s/ Donna M. Ruggiero
DONNA M. RUGGIERO
Notary Public, State of New York
No. 01RU6007608
Qualified In New York County
Commission Expires May 26, 2014

DEMAND TO CALL A SPECIAL MEETING

Cede & Co.
c/o The Depository Trust Company
55 Water Street
New York, NY 10041

BY ELECTRONIC MAIL AND REGISTERED MAIL

July 2, 2012

Attn: R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

Re:           Call for Special Meeting of Stockholders

Dear Mr. Lewis,

Cede & Co., the nominee of the Depository Trust Company (“DTC”), is a holder of record of shares of common stock (the “Common Stock”) of J. Alexander’s Corporation, a Tennessee corporation (the “Company”). Certain of these shares are registered on the stock transfer books of the Company in the name of Cede & Co. DTC is informed by its participant, TD Ameritrade (the “Participant”) that on the date hereof 38,357 shares of such Common Stock are beneficially owned by Privet Fund Management LLC (the “Beneficial Owner”).

At the request of the Participant and on behalf of the Beneficial Owner, DTC, as holder of record of 38,357 shares of Common Stock held on behalf of the Beneficial Owner, hereby submits notice (the “Notice”), pursuant to Section 3(a)(iv) of the Bylaws of the Company (the “Bylaws”), and herby exercises the right to call a special meeting of stockholders of the Company (the “Special Meeting”) for the following purposes:

1.	To increase the number of directors constituting the Company’s Board of Directors (the “Board”) by two (the “Board Size Proposal”);

2.	To elect Ryan Levenson and Todd Diener (the “Nominees”) to fill the newly created vacancies on the Board (the “Election Proposal”);

3.
To repeal any provision of the Bylaws that may be adopted by the Board subsequent to the last public filing on October 30, 2007, of the Bylaws prior to the Special Meeting (the “Bylaw Restoration Proposal”).

4.
To initiate and vote for proposals to recess or adjourn the Special Meeting to a later date or time, if necessary, for any reason, and to oppose and vote against any proposal to recess or adjourn the Special Meeting (the “Adjournment Proposal”, and collectively with aforementioned proposals, the “Proposals”).

J. Alexander’s Corporation
July 2, 2012

DTC has been informed by the Participant that the Beneficial Owner has provided the information set forth below for inclusion herein as required by Section 3A of the Bylaws:

(i)	(a)
The information regarding each of the Nominees that would be required to be disclosed in connection with a solicitation of proxies for the election of such nominees as directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Act”), is set forth in the preliminary proxy statement, as amended, filed by Privet Fund LP on behalf of The Committee to Strengthen J. Alexander’s (the “Committee”) with the Securities and Exchange Commission on May 31, 2012 (the “Committee Proxy Statement”), which is available at http://sec.gov/Archives/edgar/data/103884/000118811212001839/t73767_ prrn14a.htm , and is hereby incorporated by reference herein.

	(b)	The consents of each of the Nominees to serve as a director of the Company are attached on Schedule A hereto.

(ii)
The reasons for conducting the business proposed at the Special Meeting is that the Company has unduly and unreasonably restricted the ability of stockholders to exercise their voting rights by failing to call and hold the 2012 annual meeting of stockholders (“Annual Meeting”) on a timely basis. The Board Size Proposal facilitates the Election Proposal. Additional reasons for the Election Proposal are set forth in the Committee Proxy Statement. The Bylaw Restoration Proposal and the Adjournment Proposal are for the purpose of addressing the possibility that the Company may take other actions with the purpose or effect of frustrating the exercise of stockholders’ franchise. The Nominees and the Demanding Stockholders may be deemed to have an interest in the Proposals since the effect of the Proposals is to facilitate the election of the Nominees, and Ryan Levenson is the Managing Member of the general partner of Privet Fund LP.

(iii)	(a)
Privet Fund LP’s name and current address is 3280 Peachtree Road, Suite 2670, Atlanta, GA 30305 (the “Current Address”); Privet Fund LP’s address as it appears on the Company’s books is 50 Old Ivy Rd., Suite 150, Atlanta, GA 30342; the address of each beneficial owner described below is c/o Privet Fund LP at the Current Address; and the names and addresses of the Nominees are set forth in the Committee Proxy Statement.

(b)
Privet Fund LP represents that, as of the date hereof, (i) it is the beneficial owner of 562,599 shares of Common Stock of the Company entitled to vote for the election of directors (of which one share is held of record); (ii) it does not have any rights to acquire shares of the Common Stock other than as set forth herein; (iii) it undertakes to continue to hold its shares of Common Stock through the record date for the Annual Meeting; and (iv) it intends to appear in person or by proxy at the Annual Meeting or Special Meeting to present the Proposals and to nominate the Nominees to the Board.

J. Alexander’s Corporation
July 2, 2012

(c)
Privet Fund Management LLC, as the Managing Partner of Privet Fund LP, may be deemed under Rules 13d-3 and 13d-5 of the Act to be the beneficial owner of 600,956 shares of the Common Stock of the Company entitled to vote for the election of directors (of which no shares are held of record by Privet Fund Management LLC), including the 562,599 shares of the Common Stock of the Company held by Privet Fund LP and 38,357 shares of Common Stock held by Privet Fund Management LLC in a separately managed account pursuant to which the account owner has delegated all voting and dispositive power to Privet Fund Management LLC.

(d)
Ryan Levenson, as the Managing Member of Privet Fund Management LLC, may be deemed under Rules 13d-3 and 13d-5 of the Act to be the beneficial owner of 600,956 shares of the Common Stock of the Company entitled to vote for the election of directors (of which no shares are held of record by Ryan Levenson), including the shares beneficially owned by Privet Fund Management LLC.

(e)
Privet Fund LP, Privet Fund Management LLC, and the Nominees are members of the Committee. The members of such Committee may be deemed to constitute a group within the meaning of Rule 13d-5 of the Act, and each member of such group may be deemed to beneficially own an aggregate of 603,985 shares of Common Stock of the Company; however, each member disclaims beneficial ownership of the shares owned by the other members except as expressly set forth above. Benjamin Rosenzweig is the remaining member of the Committee whose address is c/o Privet Fund LP at the Current Address.

(f)
Privet Fund LP intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company’s voting shares to elect the Nominees and approve the Proposals (the “Proposed Solicitation”).

Further information regarding Privet Fund LP, Privet Fund Management LLC and the Nominees is set forth in the Committee Proxy Statement, which is incorporated by reference herein. Supplemental stock ownership information relating to Privet Fund LP, Privet Fund Management LLC and the Nominees since the filing of the Committee Proxy Statement is set forth on Schedule B hereto.

J. Alexander’s Corporation
July 2, 2012

While DTC is furnishing this Notice as the stockholder of record of the Shares, it does so at the request of its Participant and only as a nominal party for the true party in interest, the Beneficial Owner. DTC has no interest in this matter other than to take those steps which are necessary to ensure that the Beneficial Owner is not denied its rights as the beneficial owner of the Shares, and DTC assumes no further responsibility in this matter.

Very truly yours,

Cede & Co.

		By:	/s/ Lori-Ann Trezza
Name: Lori-Ann Trezza
Title: Partner

cc:	Rick Miller, Bryan Cave LLP
Eliot W. Robinson, Bryan Cave LLP

SCHEDULE A

CONSENT OF RYAN LEVENSON TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a director of J. Alexander’s Corporation in any notice or proxy statement published by Privet Fund LP or Privet Fund Management LLC in connection with the election of directors at any annual or special meeting of stockholders of J. Alexander’s Corporation held in 2012, to be nominated for election at such meeting and to serve as a director of J. Alexander’s Corporation if so elected.

/s/ Ryan Levenson
Ryan Levenson

Date: June 27, 2012

CONSENT OF TODD DIENER TO SERVE AS DIRECTOR

I hereby consent to being named as a nominee for election as a director of J. Alexander’s Corporation in any notice or proxy statement published by Privet Fund LP or Privet Fund Management LLC in connection with the election of directors at any annual or special meeting of stockholders of J. Alexander’s Corporation held in 2012, to be nominated for election at such meeting and to serve as a director of J. Alexander’s Corporation if so elected.

/s/ Todd Diener
Todd Diener

Date: June 20, 2012

SCHEDULE B

Supplementary Stock Ownership Information

Nominee Stock Ownership

          Each Nominee’s ownership of the Company’s securities is as follows:

Stockholder	Shares Owned	Title and Class	Nature of Ownership	Percent of Class1
Todd Diener	0	N/A	N/A	N/A
Ryan Levenson	600,956	Common Stock	Beneficial	10.0%

1    All percentages of outstanding Common Stock are calculated based on information included in the Form 10-Q filed by the Company for the quarter ended April 1, 2012, which reported that 5,996,453 shares of Common Stock were outstanding as of May 15, 2012.

Trading History Since the Filing of the Committee Proxy Statement

(a)	Privet Fund Management LLC

	Nature of	Number
	Transaction	of	Average Price
Trade Date	(Purchase/Sale)	Shares	Per Share1
6/14/2012	Purchase	10,000	9.2040

1 Not including any brokerage fees.